Exhibit 99.1

Park Sterling Corporation Announces

Results for Fourth Quarter 2016

Charlotte, NC – January 26, 2017 – Park Sterling Corporation (NASDAQ: PSTB), the holding company for Park Sterling Bank, today released unaudited results of operations and other financial information for the fourth quarter of 2016. Highlights at and for the three and twelve months ended December 31, 2016 include:

Three Month Highlights

●	Net income of $5.3 million, or $0.10 per share, compared to $6.3 million, or $0.12 per share, in the quarter ended September 30, 2016
●	Adjusted net income, which excludes merger-related expenses and gain on sale of securities, was $7.3 million, or $0.14 per share, and was equal to the third quarter
●

Merger-related costs were $3.0 million, an increase of $1.5 million from the third quarter, due to final First Capital Bancorp, Inc. (“First Capital”) merger costs associated with the consolidation of our operations center and a Richmond branch

●	Noninterest income increased $398 thousand from a strong third quarter; with continued growth in deposit service charges, exceptional capital markets income and a decline in mortgage banking income
●	Noninterest expenses totaled $25.0 million, an increase of $3.9 million from the prior quarter
●

Adjusted noninterest expenses, which excludes merger-related costs, increased $2.4 million from the prior quarter reflecting in part a $1.5 million loss on an interest rate hedge on variable rate debt repaid during the quarter

●	Income tax expense declined to an effective rate of 22% due a $798 thousand benefit associated with the early adoption of ASU 2016-09, Stock-based Compensation
●	Average loans, excluding loans held for sale, showed steady growth at an 10% annualized growth rate from the prior quarter
●	Total average deposits increased $30 million or 5% annualized from the prior quarter
●	Credit quality remained strong
●	Capital levels remained strong with Tier 1 leverage ratio of 9.98%
●	The Board of Directors declared a quarterly cash dividend on common shares of $0.04 per share (January 2017)

Twelve Month Highlights

●	Net income increased $3.3 million from 2015 to a record $19.9 million, or $0.38 per share
●

Adjusted net income, which excludes merger-related expenses and gain or loss on sale of securities, was $27.2 million compared to $17.8 million in 2015, an increase of $9.4 million or 53%, and adjusted earnings per share increased to $0.52 from $0.40 in 2015, an increase of 29%

●	These results include the acquisition of First Capital which was completed on January 1, 2016

“We are very pleased with Park Sterling’s results for the 2016 fourth quarter and full year which continue to confirm the attractiveness of a regional community bank that delivers high quality products and services through exceptionally talented and experienced in-market banking professionals,” said Jim Cherry, Chief Executive Officer. “Our distinctive value proposition is clearly resonating with customers. They are embracing our capabilities and rewarding us with strong growth in loans, deposits and revenue, which enables us to deliver increasing earnings and returns for our shareholders, while offering an engaging work environment for our employees.”

Financial Results

Income Statement – Three Months Ended December 31, 2016

Park Sterling reported net income of $5.3 million, or $0.10 per share, for the three months ended December 31, 2016 (“2016Q4”). This compares to net income of $6.3 million, or $0.12 per share, for the three months ended September 30, 2016 (“2016Q3”) and net income of $3.8 million, or $0.09 per share, for the three months ended December 31, 2015 (“2015Q4”). The decrease in net income from 2016Q3 resulted from increases in net interest income and noninterest income, a decrease in income tax expense, offset by increases in noninterest expense. The increase in net income from 2015Q4 resulted from an increase in net interest income, offset by an increase in noninterest expenses, reflecting the inclusion of First Capital, which was completed on January 1, 2016.

Park Sterling reported adjusted net income, which excludes merger-related expenses and gain or loss on sale of securities, of $7.3 million, or $0.14 per share, in 2016Q4. This compares to adjusted net income of $7.3 million, or $0.14 per share, in 2016Q3 and adjusted net income of $4.8 million, or $0.11 per share, in 2015Q4. Compared to 2016Q3, the level of adjusted net income reflects higher levels of both net interest income and noninterest income partially offset by an increase in noninterest expense and a reduction in income tax expense associated with the adoption of ASU 2016-09. Compared to 2015Q3, the increase in adjusted net income reflects higher net interest income and noninterest income, partially offset by increased noninterest expense, reflecting the inclusion of First Capital.

Net interest income totaled $26.6 million in 2016Q4, which represents a $768 thousand, or 3%, increase from $25.8 million in 2016Q3 and a $6.6 million, or 33%, increase from $20 million in 2015Q4. Average total earning assets increased $49.1 million in 2016Q4 to $2.95 billion, compared to $2.90 billion in 2016Q3 and increased $696.1 million, or 31%, compared to $2.25 billion in 2015Q4. The increase in average total earning assets in 2016Q4 from 2016Q3 included an increase in average loans (including loans held for sale) of $57.8 million, or 9.8% annualized, a decrease in average marketable securities of $15.7 million, and an increase in average other interest-earning assets of $7.0 million. The increase in average total earning assets in 2016Q4 from 2015Q4 resulted primarily from a $700.2 million, or 41%, increase in average loans (including loans held for sale) as a result of both organic growth and the merger with First Capital, a $19.8 million, or 4%, decrease in average marketable securities and a $16.5 million, or 37%, increase in average other earning assets.

Net interest margin was 3.58% in 2016Q4, representing a 4 basis point increase from 3.54% in 2016Q3 and a 6 basis point increase from 3.52% in 2015Q4. The increase in net interest margin from 2016Q3 resulted primarily from a 2 basis point increase in yield on investment securities resulting from a bond called at a premium to book value, a 1 basis point increase from accretion on acquired loans, a 2 basis point increase caused by the collection of interest on non accruing loans, and a 1 basis point decrease in net margin compression. The increase in net interest margin from 2015Q4 was significantly impacted by the merger with First Capital which was completed on January 1, 2016. The change was primarily driven by a 16 basis point increase in the yield on interest-earning assets, offset by a 7 basis point increase in the cost of interest-bearing deposits and an increase in the cost of borrowed funds. In addition, the net interest margin in 2016Q4 benefitted from a $157.9 million increase in noninterest-bearing deposits from 2015Q4.

The Company reported $550 thousand of provision expense in 2016Q4, compared to $642 thousand of provision recorded in 2016Q3, and $409 thousand of provision recorded in 2015Q4. Allowance for loan loss levels increased to 0.50% of total loans at 2016Q4 compared to 0.49% at 2016Q3.

Noninterest income totaled $5.8 million in 2016Q4, compared to $5.4 million in 2016Q3 and increased $1.3 million, or 29%, compared to $4.5 million in 2015Q4. Compared to 2016Q3, service charges on deposit accounts and income from capital markets activities increased by $90 thousand and $390 thousand, respectively. In addition, increased BOLI income and the absence of FDIC loss share indemnification asset activity increased noninterest income by $131 thousand and $139 thousand respectively. Offsetting these increases was a $250 thousand decrease in mortgage banking income caused by a decline in the year-end pipeline from record levels in 2016Q3. The increase in noninterest income from 2015Q3 reflects the impact of the First Capital merger, higher service charges on deposit accounts and increases in capital markets income and income from bank owned-life insurance, partially offset by lower wealth management income.

Noninterest expense increased $3.9 million, or 19%, to $25.0 million in 2016Q4 compared to $21.3 million in 2016Q3, and compared to $18.4 million in 2015Q4. Adjusted noninterest expenses, which exclude merger-related expenses ($3.0 million in 2016Q4, $1.5 million in 2016Q3 and $1.4 million in 2015Q4), increased $2.4 million, or 12%, to $22.0 million in 2016Q4 compared to $19.6 million in 2016Q3, and increased $5.1 million, or 30%, compared to $17.0 million in 2015Q4. The increase in adjusted noninterest expenses from 2016Q3 was due primarily to a $1.5 million loss on an interest rate hedge related to variable rate debt repaid during the quarter as well as to increases of $323 thousand in salaries and employee benefits, $152 thousand in legal and professional fees and $154 thousand in advertising and promotion. Offsetting these increases was a $372 thousand reduction in loan and collection expense. The increase in adjusted noninterest expenses from 2015Q3 is primarily a function of the merger with First Capital.

The Company’s effective tax rate was 22.07% in 2016Q4, compared to 33.5% in 2016Q3 and 34.1% in 2015Q4. The decline in the effective tax rate experienced in 2016Q4 was the result of the early adoption of ASU 2016-09, which requires that excess tax benefits on stock-based compensation be recognized as a reduction of tax expense rather than as a component of other comprehensive income. Excluding the effect of the $798 thousand reduction in tax expense caused by the adoption of this standard, the effective tax rate was 33.74%.

Income Statement – Twelve Months Ended December 31, 2016

Park Sterling reported a $3.3 million, or 20%, increase in net income for the twelve months ended December 31, 2016 (“FY2016”) to $19.9 million, or $0.38 per share, compared to net income for the twelve months ended December 31, 2015 (“FY2015”) of $16.6 million, or $0.37 per share. The increase in net income from FY2015 was significantly impacted by the First Capital merger. Net interest income and non interest income increased by a total of $26.8 million, while increased provision for loan losses and noninterest expense increased by $1.9 million and $20.1 million, respectively.

Net interest income totaled $105.0 million in FY2016, which represents a $23.7 million, or 29%, increase from $81.4 million in FY2015. This increase is primarily attributable to having higher average earning assets in 2016 as a result of the merger with First Capital as well as organic loan growth. Net interest margin was 3.64% in FY2016, representing a 4 basis point decrease from 3.68% in FY2015. The reduction in net interest margin resulted primarily from a 9 basis point increase in yield on interest-earning assets, offset by a 19 basis point increase in the cost of interest-bearing liabilities.

The Company reported $2.6 million in provision for loan losses in FY2016, compared to $723 thousand in provision for loan losses in FY2015. The increase in provision expense is primarily a factor of continued organic loan growth.

Noninterest income increased $3.2 million, or 17%, to $21.4 million in FY2016, compared to $18.2 million in FY2015. The increase from FY2015 reflects higher levels of service charges on deposit accounts, income from capital markets activities, and ATM and card income as well as lower amortization on the FDIC loss share indemnification asset and true-up liability expense. Offsetting these increases are decreases in income from wealth management activities and a decrease in the gain (loss) on sale of securities available for sale.

Noninterest expense increased $20.8 million, or 27%, in FY2016 to $94.2 million compared to $74.2 million in FY2015. The increase in noninterest expense from FY2015 resulted primarily from increased expenses as a result of organic growth and the merger with First Capital, including an increase in merger related expense of $9.2 million.

The company’s effective tax rate decreased to 32.5% in FY2016 compared to 32.9% in FY2015. The early adoption of ASU 2016-09 resulted in a decrease in income tax expense of $798 thousand; excluding the impact of this new standard, the effective rate was 35.24%.

Balance Sheet

Total assets increased $28.5 million, or 4% annualized, to $3.3 billion at 2016Q4, as compared to total assets of $3.2 billion at 2016Q3. Total securities, including non-marketable securities, decreased $9.0 million, to $511.8 million. Total loans, excluding loans held for sale, increased $43.2 million, or 7% annualized, to $2.4 billion at 2016Q4.

The mix of commercial and consumer loans remained consistent with 2016Q3. Total commercial loans increased $51.4 million and represent 79% of the loan portfolio. Acquisition, construction and development loans increased $35.8 million and represent 15% of the portfolio. Total consumer loans decreased $8.2 million and remain flat as a percentage of total loans at 21% of the portfolio.

Total deposits increased $29.5 million, or 5% annualized, to $2.5 billion at 2016Q4. Noninterest bearing demand deposits increased $15.7 million, or 12% annualized, to $521.3 million (21% of total deposits). Money market, NOW and savings deposits were up $22.7 million from 2016Q3 and represent 50% of total deposits. Time deposits decreased $8.9 million to $741.1 million at 2016Q4.

Total borrowings increased $5.2 million, or 6% annualized, to $348.2 million at 2016Q4 compared to $343.1 million at 2016Q3. At 2016Q4, FHLB borrowings totaled $285 million, the senior unsecured term loan at the holding company totaled $29.7 million, and acquired trust preferred securities, net of acquisition accounting fair value marks, totaled $33.5 million.

Total shareholders’ equity decreased $2.9 million to $355.8 million at 2016Q4 compared to $358.7 million at 2016Q3, driven by a $3.2 million increase in retained earnings and offset by a reduction of $3.9 million in accumulated other comprehensive income and by a reduction in common stock and additional paid in capital totaling $2.1 million. The change in accumulated other comprehensive income was caused by the effect of market interest rate increases on the fair value of available for sale investment securities. During 2016Q4, there were 476,900 shares of common stock repurchased at a cost of $4.7 million to neutralize the effect of stock compensation vestings and exercises.

The Company’s capital ratios remain strong at December 31, 2016 with Common Equity Tier 1 (“CET1”) at 11.05% and Tier 1 leverage ratio at 9.98%.

Asset Quality

Asset quality remains strong. Nonperforming assets were $15.4 million at 2016Q4, or 0.47% of total assets, compared to $14.2 million at 2016Q3, or 0.44% of total assets. Nonperforming loans were $12.9 million at 2016Q4, and represented 0.54% of total loans, compared to $11.5 million at 2016Q3, or 0.48% of total loans. The Company reported net charge offs of $37 thousand, or 0.01% of average loans (annualized) in 2016Q4, compared to net recoveries of $97 thousand, or (0.02%) of average loans (annualized), in 2016Q3.

The allowance for loan losses increased $513 thousand, or 2%, to $12.1 million, or 0.50% of total loans, at 2016Q4, compared to $11.6 million, or 0.49%, of total loans at 2016Q3. The increase in allowance is primarily attributable to the increase in outstanding loans at period end.

*	*	*	*	*	*	*

Conference Call

A conference call will be held at 8:30 a.m., Eastern Time this morning (January 26, 2017). The conference call can be accessed by dialing (877) 512-1104 and requesting the Park Sterling Corporation earnings call. Listeners should dial in 10 minutes prior to the start of the call. The live webcast and presentation slides will be available on www.parksterlingbank.com under Investor Relations, “Investor Presentations.”

A replay of the webcast will be available on www.parksterlingbank.com under Investor Relations, “Investor Presentations” shortly following the call. A replay of the conference call can be accessed approximately one hour after the call by dialing (877) 344-7529 and requesting conference number 10099223.

About Park Sterling Corporation

Park Sterling Corporation, the holding company for Park Sterling Bank, is headquartered in Charlotte, North Carolina. Park Sterling, a regional community-focused financial services company with $3.3 billion in assets, is the largest community bank headquartered in the Charlotte area and has 55 banking offices stretching across the Carolinas and into North Georgia, as well as in Richmond, Virginia. The bank serves professionals, individuals, and small and mid-sized businesses by offering a full array of financial services, including deposit, mortgage banking, cash management, consumer and business finance, capital markets and wealth management services with a commitment to “Answers You Can Bank OnSM.” Park Sterling prides itself on being large enough to help customers achieve their financial aspirations, yet small enough to care that they do. Park Sterling is focused on building a banking franchise that is noted for sound risk management, strong community focus and exceptional customer service. For more information, visit www.parksterlingbank.com. Park Sterling Corporation shares are traded on NASDAQ under the symbol PSTB.

Non-GAAP Financial Measures

Tangible assets, tangible common equity, tangible book value, average tangible common equity, adjusted net income, adjusted operating revenues, adjusted noninterest income, adjusted noninterest expenses, adjusted operating expense, adjusted allowance for loan losses, and related ratios and per share measures, including adjusted return on average assets and adjusted return on average equity, as used throughout this release, are non-GAAP financial measures. For additional information, see “Reconciliation of Non-GAAP Financial Measures” in the accompanying tables.

Cautionary Statement Regarding Forward Looking Statements

This news release contains, and Park Sterling and its management may make, certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words such as “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “will,” “goal,” “target” and similar expressions. These forward-looking statements express management's current expectations or forecasts of future events, results and conditions and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: changes in loan mix, deposit mix, capital and liquidity levels, emerging regulatory expectations and measures, net interest income, noninterest income, noninterest expense, credit trends and conditions, including loan losses, allowance for loan loss, charge-offs, delinquency trends and nonperforming asset levels, deterioration in the credit quality of the loan portfolio or the value of collateral securing loans, deterioration in the value of securities held for investment, the impacts of an increasing rate environment, and other similar matters; inability to identify and successfully negotiate and complete additional combinations with other potential merger partners or to successfully integrate such businesses into Park Sterling, including the Company’s ability to adequately estimate or to realize the benefits and cost savings from and limit any unexpected liabilities acquired as a result of any such business combinations; failure to generate an adequate return on investment related to new branches or other hiring initiatives; inability to generate future organic growth in loan balances, retail banking, wealth management, mortgage banking or capital markets results through the hiring of new personnel, development of new products, including new online and mobile banking platforms for treasury services, opening of de novo branches or otherwise; inability to capitalize on identified revenue enhancements or expense management opportunities, including the inability to achieve or maintain adjusted operating expense to adjusted operating revenue targets; inability to generate future ATM and card income from marketing expenses; the effects of negative or soft economic conditions, including stress in the commercial real estate markets or failure of continued recovery in the residential real estate markets; changes in consumer and investor confidence and the related impact on financial markets and institutions; the potential impacts of any government shutdown or debt ceiling impasse, including the risk of a U.S. credit rating downgrade or default, or continued global economic instability, which could cause disruptions in the financial markets, impact interest rates, and cause other potential unforeseen consequences; fluctuations in the market price of the common stock, regulatory, legal and contractual requirements, other uses of capital, financial performance, market conditions generally, and future actions by the board of directors, in each case impacting repurchases of common stock or declaration of dividends; legal and regulatory developments, including changes in the federal risk-based capital rules; increased competition from both banks and nonbanks; changes in accounting standards, rules and interpretations, inaccurate estimates or assumptions in accounting, including acquisition accounting fair market value assumptions and accounting for purchased credit-impaired loans, and the impact on Park Sterling’s financial statements; and management’s ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk.

You should not place undue reliance on any forward-looking statement and should consider all of the preceding uncertainties and risks, as well as those more fully discussed in any of Park Sterling’s filings with the SEC. Forward-looking statements speak only as of the date they are made, and Park Sterling undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

###

For additional information contact:

Donald K. Truslow

Chief Financial Officer

(704) 716-2134

don.truslow@parksterlingbank.com

PARK STERLING CORPORATION

CONDENSED CONSOLIDATED INCOME STATEMENT

THREE MONTH RESULTS

($ in thousands, except per share amounts)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest income
Loans, including fees	$27,066	$26,521	$26,729	$27,124	$19,284
Taxable investment securities	2,793	2,583	2,640	2,687	2,677
Tax-exempt investment securities	135	137	137	147	146
Nonmarketable equity securities	163	151	153	154	109
Interest on deposits at banks	54	51	34	42	22
Federal funds sold	1	1	5	8	1
Total interest income	30,212	29,444	29,698	30,162	22,239
Interest expense
Money market, NOW and savings deposits	941	953	1,014	1,017	743
Time deposits	1,469	1,447	1,449	1,398	903
Short-term borrowings	361	345	251	294	205
Long-term debt	371	379	440	410	55
Subordinated debt	499	497	494	446	358
Total interest expense	3,641	3,621	3,648	3,565	2,264
Net interest income	26,571	25,823	26,050	26,597	19,975
Provision for loan losses	550	642	882	556	409
Net interest income after provision	26,021	25,181	25,168	26,041	19,566
Noninterest income
Service charges on deposit accounts	1,761	1,671	1,528	1,489	1,439
Mortgage banking income	765	1,015	873	775	699
Income from wealth management activities	682	739	863	803	887
Income from capital market activities	1,070	680	767	68	437
ATM and card income	713	730	776	573	647
Income from bank-owned life insurance	663	532	526	988	371
Gain (loss) on sale of securities available for sale	6	-	(87)	(6)	-
Amortization of indemnification asset and true-up liability expense	-	(139)	(25)	(147)	(165)
Other noninterest income	185	219	154	184	208
Total noninterest income	5,845	5,447	5,375	4,727	4,523
Noninterest expenses
Salaries and employee benefits	11,480	11,755	11,774	13,018	9,541
Occupancy and equipment	3,577	3,111	3,041	3,125	2,680
Data processing and outside service fees	2,105	2,331	2,224	5,523	1,669
Legal and professional fees	869	978	950	725	1,471
Deposit charges and FDIC insurance	391	405	478	432	413
Loss on disposal of fixed assets	2,175	144	230	44	50
Communication fees	504	532	505	483	480
Postage and supplies	125	115	191	173	99
Loan and collection expense	57	425	273	37	194
Core deposit intangible amortization	458	458	458	458	347
Advertising and promotion	254	44	367	421	271
Net cost of operation of other real estate owned	11	(92)	70	266	(23)
Other noninterest expense	3,019	906	1,385	1,448	1,170
Total noninterest expenses	25,025	21,112	21,946	26,153	18,362
Income before income taxes	6,841	9,516	8,597	4,615	5,727
Income tax expense	1,510	3,192	3,045	1,874	1,952
Net income	$5,331	$6,324	$5,552	$2,741	$3,775

Earnings per common share, fully diluted	$0.10	$0.12	$0.11	$0.05	$0.09
Weighted average diluted common shares	53,147,221	52,743,928	52,704,537	52,599,584	44,322,428

PARK STERLING CORPORATION

CONDENSED CONSOLIDATED INCOME STATEMENT

TWELVE MONTH RESULTS

($ in thousands, except per share amounts)

	December 31,	December 31,
	2016	2015*
	(Unaudited)
Interest income
Loans, including fees	$107,440	$77,537
Taxable investment securities	10,703	10,612
Tax-exempt investment securities	556	579
Nonmarketable equity securities	621	500
Interest on deposits at banks	181	82
Federal funds sold	15	2
Total interest income	119,516	89,312
Interest expense
Money market, NOW and savings deposits	3,925	2,449
Time deposits	5,763	3,202
Short-term borrowings	1,251	528
Long-term debt	1,600	367
Subordinated debt	1,936	1,385
Total interest expense	14,475	7,931
Net interest income	105,041	81,381
Provision for loan losses	2,630	723
Net interest income after provision	102,411	80,658
Noninterest income
Service charges on deposit accounts	6,449	4,934
Mortgage banking income	3,428	3,306
Income from wealth management activities	3,087	3,602
Income from capital market activities	2,585	1,467
ATM and card income	2,792	2,507
Income from bank-owned life insurance	2,709	2,749
Gain (loss) on sale of securities available for sale	(87)	54
Amortization of indemnification asset and true-up liability expense	(311)	(886)
Other noninterest income	742	510
Total noninterest income	21,394	18,243
Noninterest expenses
Salaries and employee benefits	48,027	39,945
Occupancy and equipment	12,854	10,317
Data processing and outside service fees	12,183	6,625
Legal and professional fees	3,522	3,402
Deposit charges and FDIC insurance	1,706	1,639
Loss on disposal of fixed assets	2,593	996
Communication fees	2,024	2,099
Postage and supplies	604	488
Loan and collection expense	792	740
Core deposit intangible amortization	1,832	1,389
Advertising and promotion	1,086	1,263
Net cost of operation of other real estate owned	255	406
Other noninterest expense	6,758	4,844
Total noninterest expenses	94,236	74,153
Income before income taxes	29,569	24,748
Income tax expense	9,621	8,142
Net income	$19,948	$16,606

Earnings per common share, fully diluted	$0.38	$0.37
Weighted average diluted common shares	52,846,949	44,304,888

* Derived from audited financial statements.

PARK STERLING CORPORATION

WEALTH MANAGEMENT ASSETS

($ in thousands)

	as of the period ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Discretionary assets held	$278,872	$294,849	$322,996	$339,198	$434,346
Non-discretionary assets held	36,522	28,476	32,173	31,174	32,289
Total wealth management assets	$315,394	$323,325	$355,169	$370,372	$466,635

PARK STERLING CORPORATION

MORTGAGE ORIGINATION

($ in thousands)

	for the three month period ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Mortgage origination - purchase	$14,767	$21,982	$25,316	$14,656	$16,101
Mortgage origination - refinance	21,316	20,552	16,221	13,430	10,049
Mortgage origination - construction	18,535	19,440	18,403	14,764	18,746
Total mortgage origination	$54,618	$61,974	$59,941	$42,850	$44,896

PARK STERLING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015*
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$34,162	$35,066	$33,348	$34,038	$53,840
Interest-earning balances at banks	48,882	38,540	34,955	47,143	16,451
Investment securities available for sale	402,501	405,010	393,131	396,863	384,934
Investment securities held to maturity	91,752	99,415	102,125	104,459	106,458
Nonmarketable equity securities	17,501	16,289	14,420	13,118	11,366
Federal funds sold	570	345	1,570	11,271	235
Loans held for sale	7,996	15,203	11,967	7,593	4,943
Loans - Non-covered	2,412,186	2,368,950	2,311,775	2,262,294	1,724,164
Loans - Covered	-	-	15,122	16,849	17,651
Allowance for loan losses	(12,125)	(11,612)	(10,873)	(9,832)	(9,064)
Net loans	2,400,061	2,357,338	2,316,024	2,269,311	1,732,751

Premises and equipment, net	63,080	64,632	65,711	65,494	55,658
FDIC receivable for loss share agreements	-	-	1,164	1,477	943
Other real estate owned - non-covered	2,438	2,730	2,866	3,425	4,211
Other real estate owned - covered	-	-	380	985	1,240
Bank-owned life insurance	70,785	70,167	69,695	69,202	58,633
Deferred tax asset	25,721	26,947	28,985	30,088	28,971
Goodwill	63,317	63,030	63,197	63,707	29,197
Core deposit intangible	11,438	11,896	12,354	12,813	9,571
Other assets	15,192	20,330	22,183	22,750	14,862

Total assets	$3,255,396	$3,226,938	$3,174,075	$3,153,737	$2,514,264

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits:
Demand noninterest-bearing	$521,295	$505,591	$496,195	$469,046	$350,836
Money market, NOW and savings	1,251,385	1,228,687	1,229,040	1,255,848	1,062,046
Time deposits	741,072	749,999	748,188	773,089	539,780
Total deposits	2,513,752	2,484,277	2,473,423	2,497,983	1,952,662

Short-term borrowings	285,000	280,000	200,000	170,000	185,000
Long-term debt	29,736	29,725	64,714	65,000	30,000
Subordinated debt	33,501	33,339	33,176	33,014	24,262
Accrued expenses and other liabilities	37,562	40,901	48,312	38,229	37,636
Total liabilities	2,899,551	2,868,242	2,819,625	2,804,226	2,229,560

Shareholders' equity:
Common stock	53,117	53,306	53,332	53,038	44,854
Additional paid-in capital	273,400	275,323	275,246	274,706	222,596
Retained earnings	32,608	29,409	25,219	21,263	20,117
Accumulated other comprehensive income (loss)	(3,280)	658	653	504	(2,863)
Total shareholders' equity	355,845	358,696	354,450	349,511	284,704

Total liabilities and shareholders' equity	$3,255,396	$3,226,938	$3,174,075	$3,153,737	$2,514,264

Common shares issued and outstanding	53,116,519	53,305,834	53,332,369	53,038,020	44,854,509

* Derived from audited financial statements.

PARK STERLING CORPORATION

SUMMARY OF LOAN PORTFOLIO

($ in thousands)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015*
BY LOAN TYPE	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Commercial:
Commercial and industrial	$391,338	$351,506	$334,644	$334,027	$246,907
Commercial real estate (CRE) - owner-occupied	367,547	366,506	376,440	374,428	331,222
CRE - investor income producing	740,964	768,513	764,168	723,539	506,110
Acquisition, construction and development (AC&D) - 1-4 Family Construction	81,753	108,706	100,604	97,614	32,262
AC&D - Lots and land	105,362	88,620	94,686	88,492	44,411
AC&D - CRE construction	194,732	148,696	125,466	136,561	87,452
Other commercial	12,900	10,653	10,410	10,167	8,601
Total commercial loans	1,894,596	1,843,200	1,806,418	1,764,828	1,256,965

Consumer:
Residential mortgage	259,836	254,298	244,063	235,737	223,884
Home equity lines of credit	176,799	181,246	181,020	177,594	157,378
Residential construction	59,060	63,847	65,867	71,117	72,171
Other loans to individuals	18,756	23,281	26,575	27,245	28,816
Total consumer loans	514,451	522,672	517,525	511,693	482,249
Total loans	2,409,047	2,365,872	2,323,943	2,276,521	1,739,214
Deferred costs (fees)	3,139	3,078	2,954	2,622	2,601
Total loans, net of deferred costs (fees)	$2,412,186	$2,368,950	$2,326,897	$2,279,143	$1,741,815

* Derived from audited financial statements.

	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015*
BY ACQUIRED AND NON-ACQUIRED	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Acquired loans - performing	$538,845	$599,840	$661,930	$726,025	$279,949
Acquired loans - purchase credit impaired	85,456	90,571	98,672	106,105	94,917
Total acquired loans	624,301	690,411	760,602	832,130	374,866
Non-acquired loans, net of deferred costs (fees)**	1,787,885	1,678,539	1,566,295	1,447,013	1,366,949
Total loans	$2,412,186	$2,368,950	$2,326,897	$2,279,143	$1,741,815

* Derived from audited financial statements.

** Includes loans transferred from acquired pools following release of acquisition accounting FMV adjustments.

PARK STERLING CORPORATION

ALLOWANCE FOR LOAN LOSSES

THREE MONTH RESULTS

($ in thousands)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015*
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Beginning of period allowance	$11,612	$10,873	$9,832	$9,064	$8,742
Loans charged-off	(223)	(156)	(94)	(82)	(237)
Recoveries of loans charged-off	186	253	253	294	150
Net charge-offs	(37)	97	159	212	(87)

Provision expense	550	642	882	556	409
Benefit attributable to FDIC loss share agreements	-	-	-	-	-
Total provision expense charged to operations	550	642	882	556	409
Provision expense recorded through FDIC loss share receivable	-	-	-	-	(20)
End of period allowance	$12,125	$11,612	$10,873	$9,832	$9,064

Net charge-offs (recoveries)	$37	$(97)	$(159)	$(212)	$87
Net charge-offs (recoveries) to average loans (annualized)	0.01%	-0.02%	-0.03%	-0.04%	0.02%

* Derived from audited financial statements.

PARK STERLING CORPORATION

ACQUIRED LOANS

($ in thousands)

	December 31,	September 30,	June 30,	March 31,	December 31,
ACQUIRED LOANS AND FAIR MARKET	2016	2016	2016	2016	2015*
VALUE (FMV) ADJUSTMENTS	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Non-acquired loans	$1,787,885	$1,678,539	$1,566,295	$1,447,013	$1,366,949

Purchased performing loans	542,269	604,000	666,894	732,075	282,081
Less: remaining FMV adjustments	(3,424)	(4,160)	(4,964)	(6,050)	(2,132)
Purchased performing loans, net	538,845	599,840	661,930	726,025	279,949

Purchased credit impaired loans	109,805	115,736	124,985	133,644	120,957
Less: remaining FMV adjustments	(24,349)	(25,165)	(26,313)	(27,539)	(26,040)
Purchased credit impaired loans, net	85,456	90,571	98,672	106,105	94,917

Total loans	$2,412,186	$2,368,950	$2,326,897	$2,279,143	$1,741,815

	December 31,	September 30,	June 30,	March 31,	December 31,
PURCHASED PERFORMING FMV	2016	2016	2016	2016	2015*
ADJUSTMENTS	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Beginning FMV adjustment	$(4,160)	$(4,964)	$(6,050)	$(2,132)	$(2,194)
Increase from First Capital	-	-	-	(5,200)	-
Accretion to interest income:
First Capital	503	623	777	1,027	-
All other mergers	233	181	309	255	62

Ending FMV adjustment	$(3,424)	$(4,160)	$(4,964)	$(6,050)	$(2,132)

	December 31,	September 30,	June 30,	March 31,	December 31,
PCI FMV ADJUSTMENT	2016	2016	2016	2016	2015*
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Contractual principal and interest	$125,512	$133,223	$143,701	$153,124	$140,269
Nonaccretable difference	(10,448)	(11,529)	(14,652)	(14,975)	(12,843)
Expected cash flows as of the end of period	115,064	121,694	129,049	138,149	127,426
Accretable yield	(29,608)	(31,123)	(30,377)	(32,044)	(32,509)
Ending basis in PCI loans- estimated fair value	$85,456	$90,571	$98,672	$106,105	$94,917

Beginning accretable yield	$(31,123)	$(30,377)	$(32,044)	$(32,509)	$(35,049)
Increase from First Capital	-	-	-	(1,663)	-
Loan system servicing income	1,389	1,532	1,434	1,551	1,437
Accretion to interest income	1,285	1,241	1,343	1,471	1,438
Reclass to (from) non-accretable yield	(929)	(2,691)	(522)	(993)	(553)
Other adjustments	(230)	(828)	(588)	99	218
Period end accretable yield**	$(29,608)	$(31,123)	$(30,377)	$(32,044)	$(32,509)

*	Derived from audited financial statements.
**

Difference between the remaining FMV discount on purchased credit impaired loans and the period end accretable yield is a function of projected estimated expected interest income being included in the period end accretable yield.

PARK STERLING CORPORATION

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS

THREE MONTHS

($ in thousands)

	December 31, 2016			December 31, 2015
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (3)	Balance	Expense	Rate (3)
Assets
Interest-earning assets:
Loans and loans held for sale, net (1)(2)	$2,406,142	$27,066	4.48%	$1,705,899	$19,284	4.48%
Fed funds sold	808	1	0.49%	762	1	0.52%
Taxable investment securities	468,632	2,793	2.38%	487,113	2,677	2.20%
Tax-exempt investment securities	13,489	135	4.00%	14,794	146	3.95%
Other interest-earning assets	60,245	217	1.43%	43,837	131	1.19%

Total interest-earning assets	2,949,316	30,212	4.08%	2,252,405	22,239	3.92%

Allowance for loan losses	(11,723)			(8,809)
Cash and due from banks	35,021			30,518
Premises and equipment	64,595			56,299
Goodwill	63,153			29,197
Intangible assets	11,659			9,737
Other assets	117,278			111,636

Total assets	$3,229,299			$2,480,983

Liabilities and shareholders' equity
Interest-bearing liabilities:
Interest-bearing demand	$435,705	$78	0.07%	$392,661	$61	0.06%
Savings and money market	733,880	747	0.40%	590,993	614	0.41%
Time deposits - core	655,455	1,204	0.73%	470,564	791	0.67%
Brokered deposits	152,662	381	0.99%	132,821	180	0.54%
Total interest-bearing deposits	1,977,702	2,410	0.48%	1,587,039	1,646	0.41%
Short-term borrowings	244,620	361	0.59%	159,458	205	0.51%
Long-term debt	29,729	371	4.96%	4,565	55	4.78%
Subordinated debt	33,426	499	5.94%	24,172	358	5.88%
Total borrowed funds	307,775	1,231	1.59%	188,195	618	1.30%

Total interest-bearing liabilities	2,285,477	3,641	0.63%	1,775,234	2,264	0.51%

Net interest rate spread		26,571	3.44%		19,975	3.41%

Noninterest-bearing demand deposits	537,325			379,413
Other liabilities	46,512			41,665
Shareholders' equity	359,985			284,671

Total liabilities and shareholders' equity	$3,229,299			$2,480,983

Net interest margin			3.58%			3.52%

(1)	Nonaccrual loans are included in the average loan balances.
(2)	Interest income and yields for the three months ended December 31, 2016 and 2015 include accretion from acquisition accounting adjustments associated with acquired loans.
(3)	Yield/ rate calculated on Actual/Actual day count basis, except for yield on investments which is calculated on a 30/360 day count basis.

PARK STERLING CORPORATION

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS

TWELVE MONTHS

($ in thousands)

	December 31, 2016			December 31, 2015
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (3)	Balance	Expense	Rate (3)
Assets
Interest-earning assets:
Loans and loans held for sale, net (1)(2)	$2,332,205	$107,440	4.61%	$1,658,657	$77,537	4.67%
Fed funds sold	3,118	15	0.48%	799	2	0.25%
Taxable investment securities	495,305	10,703	2.16%	483,352	10,612	2.20%
Tax-exempt investment securities	14,416	556	3.86%	14,222	579	4.07%
Other interest-earning assets	36,781	802	2.18%	55,889	582	1.04%

Total interest-earning assets	2,881,825	119,516	4.15%	2,212,919	89,312	4.04%

Allowance for loan losses	(10,655)			(8,700)
Cash and due from banks	35,371			19,982
Premises and equipment	65,613			58,100
Goodwill	62,949			29,211
Intangible assets	12,266			10,256
Other assets	123,772			114,647

Total assets	$3,171,141			$2,436,415

Liabilities and shareholders' equity
Interest-bearing liabilities:
Interest-bearing demand	$428,933	$314	0.07%	$398,731	$259	0.06%
Savings and money market	739,265	3,194	0.43%	549,713	1,945	0.35%
Time deposits - core	676,302	4,874	0.72%	464,423	2,729	0.59%
Brokered deposits	143,939	1,306	0.91%	136,489	718	0.53%
Total interest-bearing deposits	1,988,439	9,688	0.49%	1,549,356	5,651	0.36%
Short-term borrowings	209,004	1,251	0.60%	142,890	528	0.37%
Long-term debt	47,422	1,600	3.37%	55,480	367	0.66%
Subordinated debt	33,180	1,936	5.83%	23,920	1,385	5.79%
Total borrowed funds	289,606	4,787	1.65%	222,290	2,280	1.03%

Total interest-bearing liabilities	2,278,045	14,475	0.64%	1,771,646	7,931	0.45%

Net interest rate spread		105,041	3.51%		81,381	3.59%

Noninterest-bearing demand deposits	494,987			349,373
Other liabilities	43,431			33,887
Shareholders' equity	354,678			281,509

Total liabilities and shareholders' equity	$3,171,141			$2,436,415

Net interest margin			3.64%			3.68%

(1)	Nonaccrual loans are included in the average loan balances.
(2)	Interest income and yields for the twelve months ended December 31, 2016 and 2015 include accretion from acquisition accountingadjustments associated with acquired loans.
(3)	Yield/ rate calculated on Actual/Actual day count basis, except for yield on investments which is calculated on a 30/360 day count basis.

PARK STERLING CORPORATION

SELECTED RATIOS

($ in thousands, except per share amounts)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015
	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited
ASSET QUALITY
Nonaccrual loans	$8,819	$8,623	$5,185	$6,595	$4,326
Troubled debt restructuring (and still accruing)	2,892	2,549	2,582	2,696	2,774
Past due 90 days plus (and still accruing)	1,230	293	-	293	1,151
Nonperforming loans	12,941	11,465	7,767	9,584	8,251
OREO	2,438	2,730	3,246	4,410	5,451
Nonperforming assets	15,379	14,195	11,013	13,994	13,702
Past due 30-59 days (and still accruing)	1,175	1,104	985	217	1,222
Past due 60-89 days (and still accruing)	1,836	2,558	5,800	499	1,340

Nonperforming loans to total loans	0.54%	0.48%	0.33%	0.42%	0.47%
Nonperforming assets to total assets	0.47%	0.44%	0.35%	0.44%	0.54%
Allowance to total loans	0.50%	0.49%	0.47%	0.43%	0.52%
Allowance to nonperforming loans	93.69%	101.28%	139.99%	102.59%	109.85%
Allowance to nonperforming assets	78.84%	81.80%	98.73%	70.26%	66.15%
Past due 30-89 days (accruing) to total loans	0.12%	0.15%	0.29%	0.03%	0.15%
Net charge-offs (recoveries) to average loans (annualized)	0.01%	-0.02%	-0.03%	-0.04%	0.02%

CAPITAL
Book value per common share	$6.75	$6.84	$6.77	$6.69	$6.49
Tangible book value per common share**	$5.33	$5.41	$5.33	$5.22	$5.60
Common shares outstanding	53,116,519	53,305,834	53,332,369	53,038,020	44,854,509
Weighted average dilutive common shares outstanding	53,147,221	52,743,928	52,704,537	52,599,584	44,322,428

Common Equity Tier 1 (CET1) capital	$288,594	$287,518	$282,721	$275,490	$251,807
Tier 1 capital	314,043	312,781	307,736	300,354	268,605
Tier 2 capital	12,125	11,615	10,914	9,832	9,064
Total risk based capital	326,168	324,396	318,650	310,186	277,669
Risk weighted assets	2,610,908	2,596,463	2,538,461	2,478,547	1,939,417
Average assets for leverage ratio	3,146,928	3,108,707	3,058,742	3,076,505	2,441,811

Common Equity Tier 1 (CET1) ratio	11.05%	11.07%	11.14%	11.11%	12.98%
Tier 1 ratio	12.03%	12.04%	12.12%	12.12%	13.85%
Total risk based capital ratio	12.49%	12.49%	12.55%	12.51%	14.32%
Tier 1 leverage ratio	9.98%	10.06%	10.06%	9.76%	11.00%
Tangible common equity to tangible assets**	8.84%	9.00%	9.00%	8.87%	9.93%

LIQUIDITY
Net loans to total deposits	95.48%	94.89%	93.64%	90.85%	88.74%
Reliance on wholesale funding	17.39%	17.65%	16.25%	15.50%	16.77%

INCOME STATEMENT (THREE MONTH RESULTS; ANNUALIZED)
Return on Average Assets	0.66%	0.79%	0.71%	0.35%	0.60%
Return on Average Common Equity	5.89%	7.04%	6.33%	3.16%	5.26%
Net interest margin (non-tax equivalent)	3.58%	3.54%	3.69%	3.78%	3.52%

** Non-GAAP financial measure

Non-GAAP Financial Measures

Tangible assets, tangible common equity, tangible book value, adjusted average tangible common equity, adjusted net income, adjusted noninterest income, adjusted operating revenues, adjusted noninterest expense, adjusted operating expenses, adjusted allowance for loan losses, and related ratios and per share measures, including adjusted return on average assets and adjusted return on average equity, as used throughout this release, are non-GAAP financial measures. Management uses (i) tangible assets, tangible common equity and tangible book value (which exclude goodwill and other intangibles from equity and assets), and related ratios, to evaluate the adequacy of shareholders’ equity and to facilitate comparisons with peers; (ii) adjusted allowance for loan losses (which includes net FMV adjustments related to acquired loans) as supplemental information for comparing the combined allowance and fair market value adjustments to the combined acquired and non-acquired loan portfolios (fair market value adjustments are available only for losses on acquired loans); and (iii) adjusted net income and adjusted noninterest income (which exclude merger-related expenses and gain or loss on sale of securities, as applicable), adjusted noninterest expense (which excludes merger-related expenses), adjusted operating expense (which excludes merger-related expenses and amortization of intangibles) and adjusted operating revenues (which includes net interest income and noninterest income and excludes gain or loss on sale of securities, as applicable) to evaluate core earnings and to facilitate comparisons with peers.

PARK STERLING CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

($ in thousands, except per share amounts)

	as of or for the three month period ended					as of or for the year ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2016	2016	2016	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted net income
Pretax income (as reported)	$6,841	$9,516	$8,597	$4,615	$5,727	$29,569	$24,748
Plus: merger-related expenses	2,984	1,487	1,268	5,193	1,396	10,932	1,715
(gain) loss on sale of securities	(6)	-	87	6	-	87	(54)
Adjusted pretax income	9,819	11,003	9,952	9,814	7,123	40,588	26,409
Tax expense	2,514	3,691	3,509	3,646	2,332	13,360	8,615
Adjusted net income	$7,305	$7,312	$6,443	$6,168	$4,791	$27,228	$17,794

Divided by: weighted average diluted shares	53,147,221	52,743,928	52,704,537	52,599,584	44,322,428	52,846,949	44,304,888
Adjusted net income per share	0.14	0.14	0.12	$0.12	$0.11	0.52	$0.40
Estimated tax rate for adjustment	33.73%	33.54%	34.26%	34.09%	32.75%	32.92%	32.62%

Adjusted noninterest income
Noninterest income (as reported)	$5,845	$5,447	$5,375	$4,727	$4,523	$21,394	$18,243
Less: (gain) loss on sale of securities	(6)	-	87	6	-	87	(54)
Adjusted noninterest income	$5,839	$5,447	$5,462	$4,733	$4,523	$21,481	$18,189

Adjusted noninterest expenses
Noninterest expenses (as reported)	$25,025	$21,112	$21,946	$26,153	$18,362	$94,236	$74,153
Less: merger-related expenses	(2,984)	(1,487)	(1,268)	(5,193)	(1,396)	(10,932)	(1,715)
Adjusted noninterest expenses	$22,041	$19,625	$20,678	$20,960	$16,966	$83,304	$72,438

Adjusted operating expense
Noninterest expenses (as reported)	$25,025	$21,112	$21,946	$26,153	$18,362	$94,236	$74,153
Less: merger-related expenses	(2,984)	(1,487)	(1,268)	(5,193)	(1,396)	(10,932)	(1,715)
Less: amortization of intangibles	(458)	(458)	(458)	(458)	(347)	(1,832)	(1,389)
Adjusted operating expense	$21,583	$19,167	$20,220	$20,502	$16,619	$81,472	$71,049

Adjusted operating revenues
Net Interest Income (as reported)	$26,571	$25,823	$26,050	$26,597	$19,975	$105,041	$81,381
Plus: noninterest income (as reported)	5,845	5,447	5,375	4,727	4,523	21,394	18,243
Less: (gain) loss on sale of securities	(6)	-	87	6	-	87	(54)
Adjusted operating revenues	$32,410	$31,270	$31,512	$31,330	$24,498	$126,522	$99,570

Adjusted operating expense to adjusted operating revenues
Adjusted operating expense	$21,583	$19,167	$20,220	$20,502	$16,619	$81,472	$71,049
Divided by: adjusted operating revenues	32,410	31,270	31,512	31,330	24,498	126,522	99,570
Adjusted operating expense to adjusted operating revenues	66.59%	61.30%	64.17%	65.44%	67.84%	64.39%	71.36%
Noninterest expenses to net interest income plus noninterest income	77.20%	67.52%	69.84%	83.49%	74.95%	74.53%	74.43%

Adjusted return on average assets
Adjusted net income	$7,305	$7,312	$6,443	$6,168	$4,791	$27,228	$17,794
Divided by: average assets	3,229,299	3,186,799	3,135,031	3,132,625	2,480,983	3,171,141	2,436,415
Multiplied by: annualization factor	3.98	3.98	4.02	4.02	3.97	1.00	1.00
Adjusted return on average assets	0.90%	0.91%	0.83%	0.79%	0.77%	0.86%	0.73%
Return on average assets	0.66%	0.79%	0.71%	0.35%	0.60%	0.63%	0.68%

PARK STERLING CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

($ in thousands, except per share amounts)

	as of or for the three month period ended					as of or for the year ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2016	2016	2016	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted return on average equity
Adjusted net income	$7,305	$7,312	$6,443	$6,168	$4,791	$27,228	$17,794
Divided by: average common equity	359,985	357,577	352,505	348,556	284,671	354,678	281,509
Multiplied by: annualization factor	3.98	3.98	4.02	4.02	3.97	1.00	1.00
Adjusted return on average equity	8.07%	8.14%	7.35%	7.12%	6.68%	7.68%	6.32%
Return on average equity	5.89%	7.04%	6.33%	3.16%	5.26%	0.00%	0.00%

Tangible common equity to tangible assets
Total assets	$3,255,396	$3,226,938	$3,174,075	$3,153,737	$2,514,264	$3,255,396	$2,514,264
Less: intangible assets	(74,755)	(74,926)	(75,551)	(76,520)	(38,768)	(74,755)	(38,768)
Tangible assets	$3,180,641	$3,152,012	$3,098,524	$3,077,217	$2,475,496	$3,180,641	$2,475,496

Total common equity	$355,845	$358,696	$354,450	$349,511	$284,704	$355,845	$284,704
Less: intangible assets	(74,755)	(74,926)	(75,551)	(76,520)	(38,768)	(74,755)	(38,768)
Tangible common equity	$281,090	$283,770	$278,899	$272,991	$245,936	$281,090	$245,936

Tangible common equity	$281,090	$283,770	$278,899	$272,991	$245,936	$281,090	$245,936
Divided by: tangible assets	3,180,641	3,152,012	3,098,524	3,077,217	2,475,496	3,180,641	2,475,496
Tangible common equity to tangible assets	8.84%	9.00%	9.00%	8.87%	9.93%	8.84%	9.93%
Common equity to assets	10.93%	11.12%	11.17%	11.08%	11.32%	10.93%	11.32%

Tangible book value per share
Issued and outstanding shares	53,116,519	53,305,834	53,332,369	53,038,020	44,854,509	53,116,519	44,854,509
Less: nondilutive restricted stock awards	(405,732)	(837,561)	(969,991)	(785,658)	(959,305)	(405,732)	(959,305)
Period end dilutive shares	52,710,787	52,468,273	52,362,378	52,252,362	43,895,204	52,710,787	43,895,204

Tangible common equity	$281,090	$283,770	$278,899	$272,991	$245,936	$281,090	$245,936
Divided by: period end dilutive shares	52,710,787	52,468,273	52,362,378	52,252,362	43,895,204	52,710,787	43,895,204
Tangible common book value per share	$5.33	$5.41	$5.33	$5.22	$5.60	$5.33	$5.60
Common book value per share	$6.75	$6.84	$6.77	$6.69	$6.49	$6.75	$6.49

Adjusted return on average tangible common equity
Average common equity	$359,985	$357,577	$352,505	$348,556	$284,671	$354,678	$281,509
Less: average intangible assets	(74,812)	(75,196)	(76,083)	(74,773)	(38,934)	(75,215)	(39,467)
Average tangible common equity	$285,173	$282,381	$276,422	$273,783	$245,737	$279,463	$242,042

Net income	$5,331	$6,324	$5,552	$2,741	$3,775	$19,948	$16,606
Divided by: average tangible common equity	285,173	282,381	276,422	273,783	245,737	279,463	242,042
Multiplied by: annualization factor	3.98	3.98	4.02	4.02	3.97	1.00	1.00
Return on average tangible common equity	7.44%	8.91%	8.08%	4.03%	6.09%	7.14%	6.86%

Adjusted net income	$7,305	$7,312	$6,443	$6,168	$4,791	$27,228	$17,794
Divided by: average tangible common equity	285,173	282,381	276,422	273,783	245,737	279,463	242,042
Multiplied by: annualization factor	3.98	3.98	4.02	4.02	3.97	1.00	1.00
Adjusted return on average tangible common equity	10.19%	10.31%	9.37%	9.06%	7.74%	9.74%	7.35%

Adjusted allowance for loan losses
Allowance for loan losses	$12,125	$11,612	$10,873	$9,832	$9,064	$12,125	$9,064
Plus: acquisition accounting FMV adjustments to acquired loans	27,773	29,325	31,277	33,589	28,173	27,773	28,173
Adjusted allowance for loan losses	$39,898	$40,937	$42,150	$43,421	$37,237	$39,898	$37,237
Divided by: total loans (excluding LHFS before FMV adjustments)	$2,439,959	$2,398,275	$2,358,174	$2,312,732	$1,769,988	$2,439,959	$1,769,988
Adjusted allowance for loan losses to total loans	1.64%	1.71%	1.79%	1.88%	2.10%	1.64%	2.10%
Allowance for loan losses to total loans	0.50%	0.49%	0.47%	0.43%	0.52%	0.50%	0.52%